Exhibit 3.1

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Notice of Articles BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies CAROL PREST

NOTICE OF ARTICLES

Name of Company:

SUBVERSIVE CAPITAL ACQUISITION CORP.

REGISTERED OFFICE INFORMATION

Mailing Address: SUITE 2600, THREE BENTALL CENTRE 595 BURRARD STREET, P.O. BOX 49314 VANCOUVER BC V7X 1L3 CANADA	Delivery Address: SUITE 2600, THREE BENTALL CENTRE 595 BURRARD STREET, P.O. BOX 49314 VANCOUVER BC V7X 1L3 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: SUITE 2600, THREE BENTALL CENTRE 595 BURRARD STREET, P.O. BOX 49314 VANCOUVER BC V7X 1L3 CANADA	Delivery Address: SUITE 2600, THREE BENTALL CENTRE 595 BURRARD STREET, P.O. BOX 49314 VANCOUVER BC V7X 1L3 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name: Rothstein, Adam Mailing Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES	Delivery Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES

Last Name, First Name, Middle Name: Auerbach, Michael B. Mailing Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES	Delivery Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES

Last Name, First Name, Middle Name: Hensch, Michael Leland Mailing Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES	Delivery Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES

Last Name, First Name, Middle Name: Devine, Ethan Mailing Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES	Delivery Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES

Last Name, First Name, Middle Name: Lakhani, Mussadiq Mailing Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES	Delivery Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES

Last Name, First Name, Middle Name: Tucker, Jay Mailing Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES	Delivery Address: 135 GRAND STREET, 2ND FLOOR NEW YORK NY 10013 UNITED STATES

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RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

July 15, 2019

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Class B Shares	Without Par Value With Special Rights or Restrictions attached

2. No Maximum	Common Shares	Without Par Value With Special Rights or Restrictions attached

3. No Maximum	Proportionate Voting Shares	Without Par Value With Special Rights or Restrictions attached

4. No Maximum	Class A Restricted Voting Shares	Without Par Value With Special Rights or Restrictions attached

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